Exhibit 99.1

ELDORADO RESORTS ENTERS INTO DEFINITIVE AGREEMENT TO DIVEST

THE ELDORADO SHREVEPORT RESORT AND CASINO FOR $230 MILLION IN CASH

Reno, Nevada (January 13, 2020) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) announced today that it has entered into a definitive agreement to sell the Eldorado Resort and Casino in Shreveport, Louisiana to Maverick Gaming LLC for $230 million in cash, subject to a working capital adjustment.

The transaction is subject to regulatory approvals, the prior or concurrent closing of Eldorado’s previously announced merger with Caesars Entertainment Corporation, and other customary closing conditions and is expected to close in 2020.

Tom Reeg, Chief Executive Officer of Eldorado, commented, “The agreement to divest the Eldorado Shreveport is consistent with our continued focus on reducing debt ahead of the expected closing for the Caesars transaction in the first half of 2020.”

Macquarie Capital is acting as exclusive financial advisor and Milbank LLP is acting as legal counsel to Eldorado in connection with the proposed transactions.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty-three properties in eleven states, including Colorado, Florida, Illinois, Indiana, Iowa, Louisiana, Mississippi, Missouri, Nevada, New Jersey, and Ohio. In aggregate, Eldorado’s properties feature approximately 24,800 slot machines, VLTs and e-tables and approximately 820 table games, and over 11,800 hotel rooms. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements regarding required regulatory approvals and the expected timing of the completion of the proposed transaction with Maverick Gaming and the completion of the Caesars transaction, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There is no assurance that the proposed transaction will be consummated and there are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements made herein. Such risks, uncertainties and other important factors include, but are not limited to: (a) the possibility that the transaction with Maverick Gaming or the Caesars transaction and related transactions do not close when expected or at all because required regulatory or other approvals are not received or other conditions to the consumption thereof are not satisfied on a timely basis or at all; (b) the risk that the financing required to fund the Caesars transaction and related transactions is not obtained on the terms anticipated or at all; (c) litigation challenging the Caesars transaction; (d) conditions imposed on us or Caesars in order to obtain required regulatory approvals; (e) uncertainties in the global economy and credit markets and its potential impact on our ability to finance the Caesars transaction; (f) uncertainties as to the timing of the consummation of the Caesars transaction and the ability of us and Caesars to consummate the Caesars transaction; and (g) other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Brian Agnew

Eldorado Resorts

775-328-0112

investorrelations@eldoradoresorts.com

Joseph N. Jaffoni, Richard Land, James Leahy

JCIR

212-835-8500

eri@jcir.com